Exhibit 99.3

Kush Bottles, Inc.

A Nevada corporation

(the “Company”)

Nominating and Corporate Governance Committee Charter

The Nominating and Corporate Governance Committee (the “Committee”) was created by the Board of Directors of the Company (the “Board”) to:

•	identify individuals qualified to become Board members consistent with the criteria approved by the Board, and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	recommend directors for appointment to Board committees;

•	make recommendations to the Board as to determinations of director independence;

•	oversee the evaluation of the performance of the Board and its committees;

•	consider matters of corporate governance and to review, at least annually, the Corporate Governance Guidelines of the Company and oversee compliance with such Guidelines; and

•	review and consider the Company’s policies and practices on issues relating to corporate social responsibility, charitable contributions, political spending practices and other significant public policy issues.

Membership

The Committee shall consist of at least two members, comprised solely of independent directors meeting the independence requirements of the relevant stock exchange and the Securities and Exchange Commission (the “SEC”) as promulgated from time to time for membership on a company’s nominating and governance committee. In consultation with the Chair of the Board, the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the independent members of the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chair of the Committee.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than two times a year. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter. The Committee shall maintain minutes of its meetings and make available copies of such minutes to the Board. The Secretary of the Company shall maintain copies of all minutes as permanent records of the Company.

Authority

General

The Committee has the sole authority to retain and terminate legal, financial or other advisors that the Committee may consider necessary, without conferring with or obtaining the approval of management or the full Board, including without limitation any search firm assisting the Committee in identifying director candidates. The Committee has the sole authority to approve all of such advisors’ fees and other retention terms and shall have available appropriate funding from the Company. The Committee is directly responsible for the appointment, compensation and oversight of any such advisor’s work.

Delegation

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Board/Committee Nominees

•	The Committee shall oversee searches for and identify qualified individuals for membership on the Company’s Board.

•	The Committee shall recommend to the Board criteria for Board and Board committee membership, including as to director independence, and shall recommend or screen individuals for membership on the Company’s Board and its committees. The Committee shall recommend to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to Board approval. The Committee shall consider any director candidates recommended by the Company’s stockholders pursuant to the procedures set forth in the Company’s Corporate Governance Guidelines and as described in the Company’s proxy statement. In making its recommendations for Board and committee membership, the Committee shall:

o	review candidates’ qualifications for membership on the Board or a committee of the Board (including making a specific recommendation as to the independence of each candidate) based on the criteria approved by the Board and taking into account any independence, financial literacy and financial expertise standards that may be required under applicable law, rules and regulations, including relevant stock exchange listing and SEC rules; and

o	periodically review the composition of the Board and its committees, including the Chairs of each committee in light of all of the factors the Committee deems relevant.

Evaluating the Board and Its Committees

•	At least annually, the Committee shall lead the Board in a self-evaluation to determine whether it and its committees are functioning effectively. The Committee shall oversee the evaluation process and report on such process and the results of the evaluations, including any recommendations for proposed changes, to the Board.

•	At least annually, the Committee shall review the evaluations prepared by each Board committee of such committee’s performance and consider any recommendations for proposed changes to the Board.

•	The Committee shall periodically review the size and responsibilities of the Board and its committees and recommend any proposed changes to the Board.

Corporate Governance Matters

•	The Committee shall develop and recommend to the Board the Corporate Governance Guidelines for the Company. At least annually, the Committee shall review and reassess the adequacy of such Corporate Governance Guidelines and recommend any proposed changes to the Board.

•	The Committee shall be responsible for any tasks assigned to it in the Company’s Corporate Governance Guidelines.

•	The Committee shall oversee compliance with the Company’s Corporate Governance Guidelines and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company’s Corporate Governance Guidelines, and shall make a recommendation to the Board with respect to such request for a waiver.

•	At least annually, the Committee shall review the responsibilities of the Board and developments in the corporate governance of public companies.

•	The Committee shall review potential conflicts of interest involving directors that the Audit Committee believes may affect a director’s independence.

•	The Committee shall review stockholder proposals received by the Company, including those relating to public policy issues, and make recommendations to the Board regarding the Company’s response to such proposals.

•	The Committee shall assure that the Company has in place appropriate planning to address succession, both in the event of an emergency and in the ordinary course of business, of the Company’s Chief Executive Officer and, if appropriate, other members of senior management.

Public Policy Matters

The Committee shall review and consider the Company’s policies and practices on significant issues of corporate social responsibility, including the review of any corporate social responsibility report issued by the Company.

•	At least annually, the Committee shall review material developments regarding the laws, rules and regulations that apply to the Company’s business.

•	The Committee shall review and consider the Company’s policies and practices (including expenditures) regarding charitable contributions.

•	The Committee shall review and consider the Company’s policies and practices (including its expenditures) regarding political activities, including political contributions and direct and indirect lobbying.

•	The Committee shall review and consider the Company’s policies and practices regarding other significant public policy issues as the Board may determine from time to time.

Director Orientation and Continuing Education

The Committee shall oversee the Company’s orientation and continuing education program for directors.

Reporting to the Board

•	The Committee shall report to the Board periodically and at least annually. These reports shall include a review of any recommendations or issues that arise with respect to Board or committee nominees or membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.

•	The Committee shall annually review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.